UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A

(RULE 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant                                           [X]
Filed by a Party other than the Registrant          [ ]

Check the appropriate box:
[ ]	Preliminary proxy statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[X]	Definitive Proxy Statement.
[ ]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

Allied Asset Advisors Funds

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)            Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)            Proposed maximum aggregate value of transaction:

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[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(2)                 Form, Schedule or Registration Statement No.:  __________

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(4)                 Date Filed:  __________

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

July 28, 2008

Dear Shareholder:

You are cordially invited to attend a meeting of shareholders of the Iman Fund (the “Fund”), which will be held on August 25, 2008 at 11:00 a.m., central time, at the offices of 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527.

The meeting has been called to:

(i)
elect four trustees of the Fund for a term lasting the lifetime of the Fund and until its termination as provided in the Declaration of Trust of Allied Asset Advisors Funds unless any such trustee resigns or is removed as provided in Section 2.3 of the Declaration or his term expires pursuant to Section 2.4 of the Declaration; and

(ii)	to approve an advisory fee increase, as more fully discussed in the proxy statement.

Enclosed with this letter are the formal notice of the meeting, answers to questions you may have about the proposal, and the proxy statement.  If you have any questions about the enclosed proxy or need any assistance in voting your shares, please call 1-877-417-6161.

Your vote is important.  Please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.  This will ensure that your vote is counted, even if you cannot attend the meeting in person.

Sincerely,

Bassam Osman
Trustee and President

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

NOTICE OF MEETING OF SHAREHOLDERS

July 28, 2008

A meeting of shareholders of the Iman Fund (the “Fund”) has been called to be held on August 25, 2008 at 11:00 a.m., central time, at 745 McClintock Drive, Suite 314, Burr Ridge, IL, 60527 for the following purpose:

to elect four trustees to the board of trustees of the Fund for a term lasting the lifetime of the Fund and until its termination as provided in the Declaration of Trust of Allied Asset Advisors Funds unless any such trustee resigns or is removed as provided in Section 2.3 of the Declaration or his term expires pursuant to Section 2.4 of the Declaration;

to approve an advisory fee increase; and

to consider and act upon any other matters that may properly come before the meeting and at any adjournment thereof.

Shareholders of record as of the close of business on May 30, 2008 are entitled to notice of and to vote at the meeting (or any adjournment of the meeting).

By Order of the Board of Trustees of the Fund,

Mujeeb Cheema
Secretary

July 28, 2008
Burr Ridge, Illinois

Please complete and return the enclosed proxy card(s) whether or not you expect to be present at the meeting. You may still vote in person if you attend the meeting.

Iman Fund

Answers to Some Important Questions

Q.	What am I being asked to vote “For” on this proxy?

A.	You are asked to vote for the election of four trustees (the entire Board) to the board of the Fund and to approve an increase in the advisory fees.

Q.	How does the board of trustees suggest that I vote?

A.	The trustees of the Fund unanimously recommend that you vote “For” each of the items set forth on the enclosed proxy card(s).

Please note that North American Islamic Trust, the controlling entity of Allied Asset Advisors, owns 71.89% of the shares of the Fund and intends to vote “For” the increased advisory fee proposed in this proxy statement.

Q.	How can I vote?

A.	Details about voting can be found in the proxy statement under the heading “More Information about the Meeting – How to Vote.”

You can vote by completing, signing and dating your proxy card, and mailing it in the enclosed envelope.

You may vote in person if you are able to attend the meeting.  However, even if you plan to attend, we urge you to cast your vote by mail.  That will ensure that your vote is counted, should your plans change.

This information summarizes information that is included in more detail in the proxy statement. We urge you to read the proxy statement carefully.

If you have questions, call 1-877-417-6161.

Iman Fund

745 McClintock Drive, Suite 314
Burr Ridge, IL 60527
1-877-417-6161

Proxy Statement

Meeting of Shareholders
July 28, 2008

This proxy statement is being sent to you by the board of trustees of the Iman Fund (the “Fund”).  The board of trustees of the Fund (the “Board”) is asking you to complete and return the enclosed proxy card(s) as soon as possible, permitting your shares of the Fund to be voted at the meeting of shareholders called to be held on August 25, 2008.  Shareholders of record at the close of business on May 30, 2008 (the “record date”) are entitled to vote at the meeting.  You are entitled to one vote for each share you hold, with a fraction of a vote for each fraction of a share.  This proxy statement and enclosed proxy are first being mailed to shareholders on or about July 31, 2008.  The Board has determined that the use of this proxy statement for the shareholder meeting is in the best interest of the Fund and its shareholders in light of the matters being considered and voted on by the shareholders.

You should have received your Fund’s annual report to shareholders for the fiscal year ended May 31, 2007 as well as the semi-annual report to shareholders for the period ended November 30, 2007.  If you would like another copy of the annual or semi-annual report, please write to or call the Fund at the address or telephone number shown at the top of this page.  The report will be sent to you without charge.

Allied Asset Advisors, Inc, the Fund’s investment adviser, is referred to as “Allied Asset Advisors.”  Allied Asset Advisors is a wholly owned subsidiary of the North American Islamic Trust, Inc. (“NAIT”), a non-profit entity that qualifies as a tax-exempt organization under Section 501(c)(3) of the Internal Revenue Code.  NAIT is the controlling entity of Allied Asset Advisors.  As of May 31, 2008, Allied Asset Advisors managed approximately $43.2 million in assets. The Fund and Allied Asset Advisors may be contacted at the same address, noted above.

Election of Trustee

Four trustees are to be elected to the Board for a term lasting the lifetime of the Fund and until its termination as provided in the Declaration of Trust of Allied Asset Advisors Funds (the “Declaration”) unless any such trustee resigns or is removed as provided in Section 2.3 of the Declaration or his term expires pursuant to Section 2.4 of the Declaration.  Each trustee will hold office until his successor is duly elected and qualified.  If a nominee is unable to serve because of an event not now anticipated, the persons named as proxyholders may vote for another person designated by the Board.

The nominees for the Board are Abdalla Idris Ali, Imran Hussain, Mohammed Kaiseruddin and Bassam Osman.  All four nominees are currently serving as trustees of the Fund, however, they have not all been elected by shareholders, which is why your vote is being solicited.

The persons named on the accompanying proxy card(s) intend to vote at the meeting (unless otherwise directed) FOR the election of Messrs. Idris Ali, Hussain, Kaiseruddin and Osman as described above.

The following table sets forth each trustee’s position(s) with the Fund, age, principal occupation during the past five years, other directorships, and the year in which he first became a trustee of the Fund.

Nominees for election at the meeting who are not interested persons of the Fund:

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation(s) During Past 5 Years and Other Directorships Held

Abdalla Idris Ali, 59	Independent Trustee since 2000	1	1998 to present – Director, Center of Islamic Studies, Kansas City, MO. No other directorships held.
Imran Hussain, 31	Independent Trustee since 2004	1
March 2008 to current – PC Net; September 2007 to February 2008 – Independent Financial Consultant; January 2007 to August 2007 – Pepco Holdings; 2001 to 2006 – Partner, HFP Accounting & Financial. No other directorships held.

Mohammed Kaiseruddin, 64	Independent Trustee since 2000; Chairperson since 2005	1	1973 to present – Nuclear Engineer, Sargent & Lundy. No other directorships held.

Nominee for election at the meeting who is an interested person of the Fund:

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Number of Portfolios in Fund Complex Overseen by Trustee	Principal Occupation(s) During Past 5 Years and Other Directorships Held

*Bassam Osman, 57	Trustee and President since 2000	1	1980 to present – Neurologist, Bassam Osman, M.D., SC LTD.; 2000 to present – Lead Portfolio Manager to the Fund. No other directorships held.
* This Trustee is deemed to be an “interested person” of the Trust as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940, as amended, because of his affiliation as President of Allied Asset Advisors and as a trustee of the parent company of Allied Asset Advisors.

The address of each of the trustees is 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.  In the past fiscal year, Dr. Bassam Osman had an annual IRA maintenance fee taken from his IRA account on November 9, 2007 in the amount of $15.00 as well as a capital gain distribution into his IRA account on December 31, 2007 in the amount of $203.34, or 21.517 shares at a NAV of $9.45.  No other trustees had any purchases or sales of securities of the Adviser in the past fiscal year.

Officers.  Bassam Osman is president of the Fund.  The preceding table gives more information about Mr. Osman.  The following table sets forth each other officer’s name, position with the Fund, age, principal occupation during the past five years, and the date on which he or she first became an officer of the Fund.  Each officer serves until his or her successor is chosen and qualified or until his or her resignation or removal by the Board.

Name and Age at May 31, 2008	Position(s) Held with the Fund and Date First Elected or Appointed to Office	Principal Occupation(s) During Past 5 Years
Mohammad Basheeruddin, 58	Treasurer since 2003, Chief Compliance Officer since 2007	2001 to present – Accounting Manager, North American Islamic Trust.
Mujeeb Cheema, 60	Secretary since 2003	2003 to present – Executive Director, North American Islamic Trust.

The address of each officer is 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.

Committees of the Board of Trustees.  The Board currently has two standing committees:

Audit Committee.  Messrs. Ali, Hussain and Kaiseruddin serve on the Audit Committee of the Board.  The Audit Committee’s functions are to: (a) recommend independent registered public accounting firm for selection by the Board, (b) review the scope of audit, accounting and financial internal controls and the quality and adequacy of the Fund’s accounting staff with the independent accountants and other appropriate persons, (c) review with the accounting staff and the independent registered public accounting firm the compliance of the Fund’s transactions with the Fund’s investment adviser, administrator or any other service provider with the terms of applicable agreements, (d) review reports of the independent registered public accounting firm and comment to the Board when warranted, and (e) report to the Board at least once a year.  Each committee member is not an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) and is therefore considered an “Independent Trustee”.  The Board has determined that it does not have an audit committee financial expert serving on its Audit Committee.  At this time, the Fund believes that the experience provided by each member of the Audit Committee together offers the Fund adequate oversight for the Fund's level of financial complexity.

Nominating Committee.  Messrs. Ali, Hussain and Kaiseruddin serve on the Nominating Committee of the Board.  Each committee member is an Independent Trustee.  The Nominating Committee considers shareholder proposals for candidates to serve as Independent Trustees.  Any such proposals should be sent to the Fund in care of the Nominating Committee Chairperson.  The final recommendation of a prospective Independent Trustee rests solely with the Nominating Committee.

The following table shows the number of Committee meetings of the Fund held during the fiscal year ended May 31, 2008:

Board of Trustees	5
Audit Committee	1
Nominating Committee	0

All of the trustees and committee members then serving attended at least 75% of the meetings of the Board and applicable committees of the Fund held during the fiscal year ended May 31, 2008.

Trustee Compensation.  The trustees serve without compensation, but will be reimbursed for expenses incurred in connection with attendance at Board meetings.  The table below details the amount of compensation received by the trustees from the Trust for the fiscal year ended May 31, 2008.  None of the executive officers receive compensation from the Trust.

Name of Person, Position	Aggregate Compensation From Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors*
Abdalla Idris Ali, Independent Trustee	None	None	None	None
Imran Hussain, Independent Trustee	None	None	None	None
Mohammed Kaiseruddin, Independent Trustee	None	None	None	None
Bassam Osman, Interested Trustee	None	None	None	None
*The term “Fund Complex” refers only to the Fund.

Certain Relationships and Related Transactions. The Fund has entered into an investment advisory agreement with Allied Asset Advisors.  According to the terms of the agreement, Allied Asset Advisors provides portfolio management services to the Fund in consideration for fees based on the Fund’s daily average net assets.

Required Vote.  The trustee of the Fund elected by all shareholders will be elected by the vote of a plurality of all shares of the Fund present at the meeting, in person or by proxy.  Each shareholder is entitled to vote based on the ratio his or her interest bears to the interests of all shareholders entitled to vote.

Board Recommendation The Fund’s board of trustees unanimously recommends that shareholders of the Fund vote “For” the nominees.

Approval of Increased Advisory Fee

Allied Asset Advisors, Inc.

           The Board has engaged Allied Asset Advisors as the Fund's investment adviser.  Subject to the general supervision of the Board, Allied Asset Advisors is responsible for the day-to-day investment decisions of the Fund in accordance with the Fund's declared investment objective and policies.

           In exchange for these services, Allied Asset Advisors receives an annual management fee, which is calculated daily and paid monthly, according to the average daily net assets of the Fund. See the Prospectus and SAI for details.

           Allied Asset Advisors is located at 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527. Allied Asset Advisors, a Delaware corporation, is a subsidiary of the North American Islamic Trust, Inc. (“NAIT”) and was formed in 2000 to manage the Fund.  NAIT has managed the investment of endowment assets for a quarter of a century.  NAIT develops Islamic financial products that address the investment and financial needs of Muslim organizations, individuals and their businesses in accordance with Islamic principles.

           The Board of directors of Allied Asset Advisors Inc. is comprised of:

Name	Address	Principal Occupation
Mujeeb Cheema	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2003 to present – Executive Director and Trustee, North American Islamic Trust (NAIT); Director and Secretary, Allied Asset Advisors, Inc. (AAA).
Farooq A. Malik	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2000 to present – Trustee, NAIT; 2000 to present – Trustee, AAA; Retired.
Bassam Osman	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2000 to present – Trustee, NAIT; 2000 to present – Director and President, AAA; 1980 to present – Neurologist, Bassam Osman, M.D., SC LTD.
Gaddoor Saidi	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2000 to present – Trustee, NAIT; 2000 to present – Director, AAA; Businessman.
Mohammed A. Sarodi	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2004 to present – Trustee, NAIT; 2004 to present – Director, AAA; Businessman.
Muzammil Siddiqi	745 McClintock Drive, Suite 314 Burr Ridge, IL 60527	2000 to present – Chairman and Trustee, NAIT; 2000 to present – Director, AAA; Islamic Scholar.

At a special meeting of the Board on January 28, 2008, the Board unanimously agreed, subject to shareholder approval, to amend the Investment Advisory Agreement (the “Advisory Agreement”) entered into by the Fund and Allied Asset Advisors on June 29, 2000 and most recently approved by the Board to extend through June 29, 2009.  The Advisory Agreement was initially approved by the sole shareholder and therefore has not been put to a shareholder vote in the past.  The trustees voted to raise the advisory fees from 0.75% to 1.00%, for a difference of 25 basis points.  The increased fee would last the lifetime of the Fund, unless future amendments are made, and would need to be approved by the Board on an annual basis.

           The reasoning for an advisory fee increase was presented and discussed both at a meeting of the Board on January 21, 2008, as well as at the special meeting on January 28, 2008.  Reasons presented by Allied Asset Advisors for the increased fee included that when the Fund changed from an index fund to an actively managed fund, the advisory fee did not change.  Furthermore, Allied Asset Advisors’ undertaking of an active management role has resulted in greater costs.  The Fund is the only client of Allied Asset Advisors and thus all its advisory efforts are directed to serve the Fund.  Additionally, a comparison of advisory fees of mutual funds of similar size and objectives, as well as existing U.S. mutual funds following Islamic principals, was considered when determining that the fee increase was appropriate.  It was also noted that increased regulations in the past four years required that more resources be dedicated to compliance.

           When the Board met to approve the continuation of the Advisory Agreement through June 29, 2009, it reviewed and analyzed various factors in considering the contract and reaching its conclusions, including each of the factors described below.

1.           Nature, Quality and Extent of Services.  The Board’s analysis of the nature, quality, and extent of Allied Asset Advisors’ service to the Fund took into account the knowledge gained from the Board’s regular meetings with Allied Asset Advisors throughout the prior year.  In addition, the Board reviewed information on the key personnel involved in providing investment management services to the Fund and Allied Asset Advisors’ performance of services for the Fund, such as stock selection, adherence to the Fund’s investment restrictions, and monitoring compliance with applicable Fund policies and procedures.  The Board concluded that the nature, quality, and extent of the services provided by Allied Asset Advisors were appropriate and the Fund was likely to continue to benefit from services provided under its contract with Allied Asset Advisors.

2.           Investment Performance of Allied Asset Advisors and the Fund.  In considering the performance of the Fund and Allied Asset Advisors, the Board reviewed data comparing the Fund’s performance with that of benchmark indices over the past calendar year.  The Fund outperformed three of the benchmarks including the Dow Jones Islamic Market USA Index, the S&P 500 Index and the Russell 3000 Growth Index and had slightly underperformed compared to the Dow Jones Islamic Market World Index.  After considering all the information, the Board concluded that, although past performance cannot be a guarantee of future performance, the Fund and its shareholders were benefiting from Allied Asset Advisors’ investment management of the Fund.

3.           Costs of Services and Profits Realized by Allied Asset Advisors.  The Board examined the fee and expense information for the Fund as compared to that of other comparable funds (both those with average net assets between zero and one hundred million dollars for the fiscal year ended 2007, as well as mutual funds that follow Islamic principles) and noted that Allied Asset Advisors’ management fees, as a percentage of net assets, were slightly higher when compared to the industry average as reported by Lipper Inc (“Lipper”), an independent data service provider.  The Board noted, however, that the Fund’s special nature makes it distinct from most of the funds in its Lipper peer group.  The Board also noted that Allied Asset Advisors had entered into an agreement with the Fund to limit the Fund’s annualized expenses to an annual rate of 1.70% of average net assets.  The current agreement expires on September 30, 2008 and Allied Asset Advisors has noted to the Board that it is considering the decision to not renew the agreement.

           In addition, the Board considered Allied Asset Advisors’ costs in serving as the Fund’s investment adviser and manager.  The costs include those associated with the personnel and systems necessary to manage the Fund.  The Board also considered the financial condition of Allied Asset Advisors and the profits realized by Allied Asset Advisors, noting that 2007 was the first profitable year for Allied Asset Advisors since the inception of the Fund.  The Board concluded that the management fee and the total expenses of the Fund were reasonable in light of the services provided and the performance of the Fund achieved over various time periods, and that the other expenses of the Fund were also reasonable.

4.           Economies of Scale.  The Board considered the extent to which the Fund’s management fee reflected economies of scale for the benefit of Fund shareholders.  The Board noted the fact that because 2007 was the first profitable year for Allied Asset Advisors, and Allied Asset Advisors had realized a net loss since the inception of the Fund, a discussion of economies of scale was not applicable with respect to the management fee received by Allied Asset Advisors.

5.           Other Benefits to Allied Asset Advisors.  The Board considered benefits that accrue to Allied Asset Advisors from its relationship with the Fund.  The Board noted that Allied Asset Advisors did not employ soft-dollars and therefore did not benefit from brokerage commissions paid by the Fund on its brokerage transactions. After full consideration of the above factors as well as other factors, the Board, including all independent trustees, unanimously concluded that approval of the renewal of the Fund’s advisory contract was in the best interest of the Fund and its shareholders.

           For the fiscal year ended December 31, 2007, Allied Asset Advisors received $224,945 for services provided to the Fund.  Had the increased fee of 1.00% been in effect, Allied Asset Advisors would have received $299,927 for services provided to the Fund.  This is a difference of 33.33%.

Fees and Expenses

This table compares the current fees and expenses that you may pay if you buy and hold shares of the Fund to the proposed fees and expenses that you may pay if you buy and hold shares of the Fund.

Shareholder Fees (fees paid directly from your investment)	Current Fees	Proposed Fees
Maximum sales charge (load) imposed on purchases	None	None
Maximum deferred sales charge (load)	None	None
Maximum sales charge (load) imposed on reinvested dividends	None	None
Redemption fee(1)	None	None
Exchange fee	None	None
Maximum account fee(2)	None	None

Annual Fund Operating Expenses (expenses that are deducted from Fund assets)	Current Fees	Proposed Fees
Management Fees	0.75%	1.00%
Distribution (12b-1) Fees	None	None
Other Expenses (excluding Expense Recapture) Expense Recapture	0.77% 0.18%	0.77% None
Total Annual Fund Operating Expenses	1.70% (3)	1.77%
(1) The transfer agent charges a fee of $15 for outgoing wire transfers.
(2) IRA accounts are assessed a $15 fee per account annually, capped at $30 per social security number.
(3) The Fund has an Investment Advisory Agreement with Allied Asset Advisers.  The agreement provides for a maximum annual management fee of 0.75% of average daily assets under management.  Allied Asset Advisors entered into an Expense Waiver and Reimbursement Contract effective through September 30, 2008 under which Allied Asset Advisors has agreed to waive its fees and absorb expenses to the extent that total annual fund operating expenses exceed 1.70%.  Under certain conditions, Allied Asset Advisors can recapture any expenses or fees it has waived or reimbursed within a three-year period from the date reimbursement, subject to the expense cap previously referenced. Allied Asset Advisors has noted to the Board that it is considering the decision to not renew the agreement.

Example – Current Fees
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  It assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year, your dividends and distributions have been reinvested, and that the Fund’s net operating expenses remain the same.  The example reflects the expense limitation agreement, and subsequent expense recapture fees, for the first year only.  Although your actual cost may be higher or lower, based on these assumptions (including one year of capped expenses) your costs would be:

1 Year	3 Years	5 Years	10 Years
$173	$498	$846	$1,828

Example – Proposed Fees
This example is intended to help you compare the cost of investing in the Fund with the cost of investing in other mutual funds.  It assumes that you invest $10,000 in the Fund for the time periods indicated and then redeem all of your shares at the end of those periods.  The example also assumes that your investment has a 5% return each year, your dividends and distributions have been reinvested, and that the Fund’s net operating expenses remain the same.  Although your actual cost may be higher or lower, based on these assumptions your costs would be:

1 Year	3 Years	5 Years	10 Years
$180	$557	$959	$2,084

Board Recommendation

The Fund’s board of trustees unanimously recommends that shareholders of the Fund vote “For” the approval of the increased advisory fee.
Please note that North American Islamic Trust, the controlling entity of Allied AssetAdvisors, owns 71.89% of the shares of the Fund and intends to vote “For” theincreased advisory fee proposed in this proxy statement.

Other Matters

The Board knows of no other matters that are intended to be brought before the meeting.  If other matters are properly presented for action, the proxyholders named in the enclosed form of proxy will vote on those matters in their sole discretion.

Shareholders will vote together on any matter that may properly come before the meeting and at any adjournment or postponement thereof.  It is not expected that any other matter will be raised at the meeting.

More Information about the Meeting

Shareholders. At the record date, the Fund had the following numbers of shares issued and outstanding:

As of May 30, 2008, the following persons were known to own beneficially or of record more than 5% of the outstanding securities of the Fund:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
K	North American Islamic Trust 745 McClintock Drive, Suite 314 Burr Ridge, IL 60527-6688	3,198,702.299; Record	71.89%
K	Charles Schwab & Co., Inc. Attn: Mutual Funds 101 Montgomery Street San Francisco, CA 94104-4151	383,094.247; Record	8.61%

To the Fund’s knowledge, no change in control of the Fund has occurred since the beginning of its last fiscal year.

How Proxies Will Be Voted. All proxies solicited by the Board that are properly executed and received prior to the meeting, and that are not revoked, will be voted at the meeting.  Shares represented by those proxies will be voted as indicated on the proxy card, or in the discretion of the proxyholders on any other matter that may properly come before the meeting.

How to Vote.  Complete, sign, and date the enclosed proxy card and return it in the enclosed envelope.

Expenses.  The expenses of preparing, printing and mailing the enclosed proxy cards, the accompanying notice and this proxy statement and all other costs, in connection with the solicitation of proxies will be borne by the Fund’s investment adviser, Allied Asset Advisors.

Householding.  The Fund reduces the number of duplicate shareholder reports and proxy statements your household receives by sending only one copy of those documents to those addresses shared by two or more accounts.  Call the Fund at 1-877-417-6161 or write to the Fund at the address on page one of this proxy statement to request individual copies of shareholder reports and proxy statements, or to request a single copy of shareholder reports and proxy statements if your household is receiving duplicate copies.  We will begin sending your household single or multiple copies, as you request, as soon as practicable after receiving your request.

Revoking a Proxy.  At any time before it has been voted, you may revoke your proxy by: (1) sending a letter saying that you are revoking your proxy to the Secretary of the Fund at the Fund’s offices located at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527; (2) properly executing and sending a later-dated proxy; or (3) attending the meeting, requesting return of any previously delivered proxy, and voting in person.

Quorum, Voting at the Meeting, and Adjournment. For any matter that may properly come before a meeting of the Fund, one-third of the shares entitled to vote on the matter constitutes a quorum for that matter.  For purposes of determining the presence or absence of a quorum and for determining whether sufficient votes have been received for approval of any matter to be acted upon at the meeting, abstentions and broker nonvotes will be treated as shares that are present at the meeting but have not been voted.  These abstentions and broker nonvotes will have the effect of a vote “against” the proposal for purposes of tabulating the vote for the proposal.

If a quorum is not present in person or by proxy at the meeting, or if a quorum is present at the meeting but not enough votes to approve a proposal are received, the persons named as proxyholders may propose one or more adjournments of the meeting to permit further solicitation of proxies.  Any proposal for adjournment of the meeting for the Fund will require the vote of a majority of the shares of the Fund represented at the meeting in person or by proxy.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board reviews the Fund’s annual financial statements with both management and the independent auditors, and the committee meets periodically with the independent and internal auditors to consider their evaluation of the Fund’s financial and internal controls.

The Audit Committee, in discharging its duties, has met with and held discussions with management and the Fund’s independent auditors.  The committee has reviewed and discussed the audited financial statements with management.  Management has represented to the independent auditors that the Fund’s financial statements were prepared in accordance with generally accepted accounting principles.

The Audit Committee has also discussed with the independent auditors various matters as required by Statement on Auditing Standards No. 61 (Communications with Audit Committees).  The independent auditors provided to the committee the written disclosure required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the representatives of the independent auditors confirmed to the committee their firm’s independence.

Based on the Audit Committee’s review and discussions with management and the independent auditors, the representations of management and the reports of the independent auditors to the committee, the committee recommended that the Fund include the audited financial statements in the Fund’s annual report.

The members of the Audit Committee are: Abdalla Idris Ali, Imran Hussain and Mohammed Kaiseruddin.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Fund’s Audit Committee selected Cohen Fund Audit Services, Ltd. (“Cohen”), 800 Westpoint Pkwy, Suite 1100, Westlake, Ohio, 44145, as the independent registered public accounting firm to audit the books and records of that Fund for its fiscal year ending May 31, 2008.

AUDIT AND RELATED FEES

Audit Fees.

Cohen billed the Fund aggregate fees for professional services rendered with respect to the audits of the Fund’s annual financial statements or services that are typically provided by the accountant in connection with statutory and regulatory filings or engagements for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 12,000	$ 11,500

Audit Related Fees.

Cohen billed the Fund aggregate fees for assurance and related services that are reasonably related to the performance of the audit of the Fund’s financial statements and not reported above for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 0	$ 0

Tax Fees.

Cohen billed the Fund aggregate fees for professional services for tax compliance, tax advice, tax planning and tax return preparation services for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 2,000	$ 2,000

All Other Fees.

During the past two fiscal years, Cohen did not bill the Fund for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures.

The Audit Committee has adopted pre-approval policies and procedures that require the Audit Committee to pre-approve all audit and non-audit services of the registrant, including services provided to any entity affiliated with the registrant.  All of the principal accountant’s hours spent on auditing the registrant’s financial statements were attributed to work performed by full-time permanent employees of the principal accountant.

Aggregate Non-Audit Fees.

Cohen billed the Fund aggregate fees for non-audit services for the past two fiscal years in the following amounts:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 0	$ 0

The Fund’s Audit Committee approved all non-audit services.

The Fund’s Audit Committee has considered whether Cohen’s provision of services (other than audit services to the Fund) to the Fund is compatible with maintaining Cohen’s independence in performing audit services.  Representatives from Cohen will not be present at the meeting but are available for future questions should a shareholder have one.

ADMINISTRATORS

           The Fund has entered into an administration agreement with U.S. Bancorp Financial Services, LLC (“USBFS”) to provide services including, but not limited to, providing office space, equipment, telephone facilities, various personnel, including clerical and supervisory, and computers, as is necessary or beneficial to provide compliance services to the Fund.  USBFS billed the Fund the following amounts, in respect to these services, over the past two fiscal years:

Fiscal Year Ended May 31, 2007	Fiscal Year Ended May 31, 2006
$ 47,725	$ 44,328

UNDERWRITER

Quasar Distributors, LLC, 615 East Michigan Street, Milwaukee, Wisconsin, 53202 (the “Distributor”), serves as the principal underwriter and national distributor for the shares of the Fund pursuant to a Distribution Agreement with the Trust dated as of August 26, 2002 (the “Distribution Agreement”).  The Distributor is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, and each state’s securities laws and is a member of the Financial Industry Regulatory Authority (“FINRA”) (formerly, NASD).  The offering of the Fund’s shares is continuous.  The Distribution Agreement provides that the Distributor, as agent in connection with the distribution of Fund shares, will use its best efforts to distribute the Fund’s shares.

SHAREHOLDER COMMUNICATIONS

Shareholders are able to send communications to the Fund’s secretary by mail addressed to the Secretary of the Fund at its principal office at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.  The Secretary will forward any communication received for the committees directly to that committee.  The Fund does not have a policy with regard to trustee attendance at shareholder meetings.

SHAREHOLDER PROPOSALS

A shareholder proposal for consideration at the Fund’s 2009 annual meeting, should there be one, should be submitted in writing pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the Secretary of the Fund at 745 McClintock Drive, Suite 314, Burr Ridge, IL 60527.  Such proposal must be received by the Secretary of the Fund not later than May 29, 2009.  A shareholder wishing to provide notice in the manner prescribed by Rule 14a-4(c)(1) of a proposal submitted outside of the process of Rule 14a-8 must submit such written notice to the Fund not later than July 10, 2009.  Any proposal shall be included in a written notice that includes the shareholder’s name and address, the number of shares of the Fund that the shareholder owns of record or beneficially, the dates on which those shares were acquired, and documentary support for a claim of beneficial ownership if the shares are registered in a different name.  Timely submission of a proposal does not mean the proposal will be included in the proxy material sent to shareholders.

By Order of the Board of Trustees of each Fund,

Mujeeb Cheema
Secretary

July 28, 2008

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735
EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!

And now you can Vote your Proxy on the PHONE or the
INTERNET.

It saves Money! Telephone and Internet voting saves postage costs.   Savings which can help minimize fund expenses.

It saves Time! Telephone and Internet voting is instantaneous
– 24 hours a day.

To vote by Internet

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Go to website www.proxyvote.com
3)  Follow the instructions provided on the website.

To  vote  by  Telephone

1)  Read the Proxy Statement and have the proxy card below at hand.
2)  Call 1-800-690-6903
3)  Follow  the  instructions.

To  vote  by  Mail

1)  Read the Proxy Statement.
2)  Check the appropriate boxes on the proxy card below.
3)  Sign and date the proxy card.
4)  Return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

IMANF1                 KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IMAN FUND

Vote On Directors
1.      To elect four trustees to the board of trustees
Nominees:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the
01) Abdalla Idris Ali				number(s) of the nominee(s) on the line below.
02) Imran Hussain
03) Mohammed Kaiseruddin
04) Bassam Osman	☐	☐	☐

Vote On Proposal	For	Against	Abstain

2. To approve an increase in advisory fees.	☐	☐	☐

The  shares  represented  by  this  proxy  will  be  voted  as  instructed.  Unless  indicated  to  the  contrary,  this proxy  shall  be  deemed  to  grant  authority  to  vote  "FOR"  each  proposal,  and  to  grant  discretionary  power  to vote  upon  such  other  business  as  may  properly  come  before  the  Meeting.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN ENCLOSED ENVELOPE IF YOU ARE NOT VOTING BY PHONE OR INTERNET.

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

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Please detach at perforation before mailing.

PROXY                                                                                                                                                                                                                                                                                                    PROXY

IMAN FUND
PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 25, 2008

This Proxy is solicited on behalf of the Board of Trustees of the Professionally Managed Portfolios on behalf of the  Iman  Fund.   The  undersigned  hereby  appoints  as  proxies Abdalla  Idris Ali,  Mohammed  Kaiseruddin,  and Mujeeb  Cheema,  and  each  of  them  (with  power  of  substitution),  to  vote  all  shares  of  the  undersigned  of  the Fund at the Special Meeting of Shareholders to be held at 11:00 a.m., Central time, on August 25, 2008, at the offices of 745 McClintock Drive, Suite 314, Burr Ridge, Illinois 60527 and any adjournment(s) thereof (“Meeting”), with  all  the  power  the  undersigned  would  have  if  personally  present.

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY